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                                      EXHIBIT 11


BLYTH INDUSTRIES, INC.
COMPUTATIONS OF EARNINGS PER COMMON SHARE
(IN THOUSANDS EXCEPT PER SHARE DATA)




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I.   Nine months ended October 31:                                     1997                1996
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
     Average number of shares outstanding during the period           49,054             47,879
     Common equivalent shares:
       Shares issuable under outstanding options which are dilutive      981                851
       Shares which could have been purchased based upon the
         market value for the period                                     491                336
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                                                                         490                515
     Weighted average number of common
       and common equivalent shares outstanding                       49,544             48,394

     Net earnings                                                    $37,359            $29,575

     Earnings per common and common equivalent share                   $0.75              $0.61



II.  Three months ended October 31:                                    1997                1996
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     Average number of shares outstanding during the period           49,074             47,905
     Common equivalent shares:
       Shares issuable under outstanding options which are dilutive    1,043                851
       Shares which could have been purchased based upon the
         market value for the period                                     527                320
                                                                   -----------------------------
                                                                         516                531
     Weighted average number of common
       and common equivalent shares outstanding                       49,590             48,436

     Net earnings                                                    $19,626            $15,411

     Earnings per common and common equivalent share                   $0.40              $0.32

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